UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MAGUIRE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State of Incorporation or Organization)	04-3692625 (I.R.S. Employer Identification No.)

555 West Fifth Street Suite 5000 Los Angeles, California (Address of Principal Executive Offices)	90013-1010 (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-111577

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Series A Cumulative Redeemable Preferred Stock, $.01 par value	The New York Stock Exchange

Securities to be Registered Pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURES
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Series A Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Preferred Stock”), of Maguire Properties, Inc., a Maryland corporation (the “Company”), to be registered hereunder is incorporated by reference to the information set forth under the caption “Description of Series A Preferred Stock” in the Company’s registration statement on Form S-11, as amended (File No. 333-111577), originally filed with the Securities and Exchange Commission (the “Commission”) on December 24, 2003 under the Securities Act of 1933, as amended. The Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2. Exhibits.

     The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.

3.1	Articles of Amendment and Restatement of the Company, incorporated by reference to the Company’s quarterly report on Form 10-Q filed with the Commission on August 13, 2003.

3.2	Form of Articles Supplementary of the Company designating the Preferred Stock, incorporated by reference to the Company’s registration statement on Form S-11, as amended (File No. 333-111577), originally filed with the Commission on December 24, 2003.

3.3	Amended and Restated Bylaws of the Company, incorporated by reference to the Company’s quarterly report on Form 10-Q filed with the Commission on August 13, 2003.

4.1	Form of stock certificate evidencing the Preferred Stock, incorporated by reference to the Company’s registration statement on Form S-11, as amended (File No. 333-111577), originally filed with the Commission on December 24, 2003.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 13, 2004

MAGUIRE PROPERTIES, INC

By:
/s/ Mark T. Lammas Name: Mark T. Lammas Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.

3.1	Articles of Amendment and Restatement of the Company, incorporated by reference to the Company’s quarterly report on Form 10-Q filed with the Commission on August 13, 2003.

3.2	Form of Articles Supplementary of the Company designating the Preferred Stock, incorporated by reference to the Company’s registration statement on Form S-11, as amended (File No. 333-111577), originally filed with the Commission on December 24, 2003.

3.3	Amended and Restated Bylaws of the Company, incorporated by reference to the Company’s quarterly report on Form 10-Q filed with the Commission on August 13, 2003.

4.1	Form of stock certificate evidencing the Preferred Stock, incorporated by reference to the Company’s registration statement on Form S-11, as amended (File No. 333-111577), originally filed with the Commission on December 24, 2003.